Exhibit 4.14

Execution copy

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING TRADE

RECEIVABLES PURCHASE AGREEMENT AND ACCESSION AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 9th day of April, 2013.

AMONG:

CELESTICA INC.,

(hereinafter referred to as the “Servicer”),

- and -

CELESTICA LLC (formerly CELESTICA CORPORATION),
CELESTICA CZECH REPUBLIC S.R.O.,
CELESTICA HOLDINGS PTE LTD.,
CELESTICA VALENCIA S.A. (SOCIEDAD UNIPERSONAL),

CELESTICA HONG KONG LTD.,

CELESTICA (ROMANIA) S.R.L.,

CELESTICA JAPAN KK,

and CELESTICA OREGON LLC

(hereinafter referred to collectively as the “Sellers”),

CELESTICA ELECTRONICS (M)  SDN. BHD.

(hereinafter referred to as “Celestica Malaysia”),

- and -

DEUTSCHE BANK AG, NEW YORK BRANCH,

(hereinafter referred to as the “Administrative Agent” and “Deutsche Bank”); and

DEUTSCHE BANK (MALAYSIA) BERHAD

(hereinafter referred to as “Deutsche Bank Malaysia”).

WHEREAS the Sellers, the Servicer, Deutsche Bank, as Purchaser and the Administrative Agent are parties to an amended and restated revolving trade receivables purchase agreement made as of November 4, 2011, as amended by the First Amendment dated as of November 19, 2012 (the “Receivables Purchase Agreement”);

WHEREAS pursuant to Section 5.18(a) of the Receivables Purchase Agreement, the Servicer wishes to designate Celestica Malaysia as a New Seller and the Required Purchasers have given their written consent to the addition of Celestica Malaysia as a Seller under the

Receivables Purchase Agreement for all purposes contemplated therein and the other Transaction Documents;

WHEREAS, Hitachi Global Storage Technologies (Thailand), Ltd (“Hitachi Thailand”) and HGST Singapore Pte. Ltd. (“Hitachi Singapore”) are existing Tranche D Eligible Buyers under the Receivables Purchase Agreement for all purposes contemplated therein and the other Transaction Documents;

WHEREAS, in order to provide for the purchase of Receivables of Hitachi Thailand and Hitachi Singapore as described above from Celestica Malaysia, Deutsche Bank Malaysia wishes to join and be bound by the Receivables Purchase Agreement as a “Purchaser” thereunder, on the terms and subject to the conditions in the Receivables Purchase Agreement, as amended hereby;

WHEREAS, by execution and delivery of this Amending Agreement (as defined below), Celestica Malaysia agrees to become a party to the Receivables Purchase Agreement, in accordance with the terms set forth in Sections 1 and 2 below;

WHEREAS, by execution and delivery of this Amending Agreement (as defined below) Deutsche Bank Malaysia agrees to become a party to the Receivables Purchase Agreement, in accordance with the terms set forth in Sections 1 and 2 below;

WHEREAS the Sellers, the Servicer, the Purchasers and the Administrative Agent now wish to further amend the Receivables Purchase Agreement by this Second Amendment to Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement (this “Amending Agreement”)(each reference to the “Agreement” or the “Receivables Purchase Agreement” after the effectiveness of this Amending Agreement shall be deemed to refer to the Receivables Purchase Agreement as amended hereby);

AND WHEREAS Section 9.1 of the Receivables Purchase Agreement permits written amendments thereto with the written consent of each of the Sellers, the Servicer, the Required Purchasers and the Administrative Agent;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, covenants and agreements of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1.                                      Accession to Receivables Purchase Agreement  (a) Celestica Malaysia agrees to, and does hereby, become a Seller as contemplated by Section 5.18 of the Receivables Purchase Agreement, including in respect of the Obligations of a Seller under Section 2.9 of the Receivables Purchase Agreement, with the same force and effect as if it were an original party to the Receivables Purchase Agreement, and agrees that it shall individually be a “Seller” and each reference in the Receivables Purchase Agreement to the “Sellers” shall also include Celestica Malaysia.

(b)  Deutsche Bank Malaysia agrees to, and does hereby, become a Purchaser under the Receivables Purchase Agreement having its Purchaser’s Investment Limit and other rights and obligations defined as specified in the Receivables Purchase Agreement as amended by this Amending Agreement, with the same force and effect as if it were an original party to the Receivables Purchase Agreement.

2.                                      Transaction Documents  (a) Celestica Malaysia (i) agrees to be obligated and bound by all the terms, provisions and covenants under each of the Transaction Documents which are binding on a Seller, and (ii) represents and warrants that each of the representations and warranties contained in the Receivables Purchase Agreement as amended by this Amending Agreement (and excluding Section 3.1) is true and correct with respect to itself in all material respects as of the date hereof, with the same effect as though such representations had been made on and as of the date hereof after giving effect to the joinder of Celestica Malaysia as a New Seller under the Receivables Purchase Agreement, as amended by this Amending Agreement.

(b)  Deutsche Bank Malaysia agrees to be obligated and bound by all the terms, provisions and covenants under each of the Transaction Documents which are binding on a Purchaser.

3.                                      Defined Terms  All capitalized terms and expressions used and not otherwise defined in this Amending Agreement including in the recitals hereto shall have the meanings specified in the Receivables Purchase Agreement.

4.                                      Amendments of Definitions in Section 1.1:

4.1                               The definition of “Collection Accounts” is amended and restated in its entirety as follows:

“Collection Accounts”: each of account Nos. 37566-57607 (maintained by Celestica LLC), 37566-84489 (maintained by Celestica LLC), 37566-843 53 (maintained by Celestica Hong Kong), 25852-048 (maintained by Celestica Czech Republic), 37566-84340 (maintained by Celestica Holdings), 23963-011 (maintained by Celestica Valencia), the Japanese Yen Collection Account (maintained by Celestica Japan), 4427214572 (maintained by Celestica Oregon), and 600849283013 (maintained by Celestica Romania) and 6209-27425-030 (maintained by Celestica Malaysia) in each case with Bank of America and each other account from time to time opened by a Seller and subject to the Lien of the Collection Account Pledge Agreement or, in the case of the Japanese Yen Collection Account subject to the Lien of the Japanese Yen Collection Account Pledge Agreement, or in the case of the Malaysian Collection Account subject to the Lien of the Malaysian Collection Account Pledge Agreement, provided that, except with respect to the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have executed and delivered a Deposit Account Control Agreement or Security Deed, and in the case of the Japanese Yen Collection Account and the Malaysian Collection Account, the relevant account bank shall have acknowledged the notification comprising Annex

2 to the Japanese Yen Collection Account Pledge Agreement and to the Malaysian Collection Account Pledge Agreement, as the case may be, in form and substance satisfactory to the Administrative Agent and shall have taken such other measures as the Administrative Agent shall require to assure its security interest in such account.

4.2                               A new definition of “Second Amendment” is hereby included in the correct alphabetical order:

“Second Amendment”:  the Second Amendment to Amended and Restated Revolving Trade Receivables Purchase Agreement and Accession Agreement dated as of January 2, 2013 among the Sellers, Celestica Malaysia, Deutsche Bank AG, New York Branch and Deutsche Bank (Malaysia) Berhad.

4.3                               The following definition is hereby included in the correct alphabetical order:

“Japanese Yen Collection Account Pledge Agreement” means the Collection Account Pledge Agreement in the form attached as Exhibit A to the Second Amendment.

4.4                               The following definition is hereby included in the correct alphabetical order:

“Malaysia”: Federation of Malaysia and any governmental subdivision thereof.

4.5                               The following definition is hereby included in the correct alphabetical order:

“Malaysia Receivables”:  Eligible Receivables owed to Celestica Malaysia.

4.6                               The following definition is hereby included in the correct alphabetical order:

“Malaysian Collection Account Pledge Agreement” means the Collection Account Pledge Agreement in the form attached as Exhibit B to the Second Amendment.

4.7                               The definition of “Other Taxes” is amended and restated in its entirety as follows:

“Other Taxes”: any and all present or future stamp or documentary taxes, value added taxes (VAT), services tax or goods and services tax (GST) or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

4.8                               The definition of “Security Documents” is amended and restated in its entirety as follows:

“Security Documents”: the Collection Account Pledge Agreement, the Japanese Yen Collection Account Pledge Agreement, the Malaysian Collection Account Pledge Agreement, the Collection Account Agreement, each Deposit Account Control

Agreement, the Security Deeds and all other security documents hereafter delivered to the Collection Agent granting a Lien on any property of any Person to secure the Obligations of the Sellers under any Transaction Document.

5.                                      Amendments to Schedule  Each of Schedule 3.9, “Taxes”, Schedule 3.14, “Actions to Perfect Ownership Interests in Receivables (and Security Interests in Collateral)”, and Schedule 3.15, “Principal Place of Business of the Sellers”, is amended by the addition and/or partially replaced, as the case may be, of the language set forth on Schedules 3.9, 3.14 and 3.15, respectively, attached hereto.

6.                                      Amendment to Section 2.1  The following proviso is inserted at the end of the first full sentence of Section 2.1:  “provided, however, that purchases of Malaysia Receivables shall be made solely by Deutsche Bank Malaysia subject, in each case, to compliance with the respective Obligor Limits for Tranche D Receivables and Deutsche Bank Malaysia shall only purchase Malaysia Receivables.”

7.                                      Amendment to Section 2.2(c)

7.1                               The reference to “one Business Day” in the fourth and fifth lines of Section 2.2(c) is hereby amended to read “one Business Day, or in the case of Celestica Malaysia, not less than two Business Days”.

7.2                               A new paragraph is inserted between the penultimate and the ultimate paragraphs of Section 2.2(c) to read as follows:

“The parties acknowledge and agree that any Tranche D Receivables that are Malaysia Receivables shall be purchased solely by Deutsche Bank Malaysia and notwithstanding anything to the contrary herein, Deutsche Bank Malaysia shall be wholly liable for the payment of the Purchase Price therefor and, except as provided in Section 2.13(e) Deutsche Bank Malaysia shall be directed by the Administrative Agent to pay such amounts directly to Celestica Malaysia, notwithstanding the last sentence of the preceding paragraph.  Malaysia Receivables purchased by Deutsche Bank Malaysia shall not be included in any Tranche D Receivables sold to Citibank N.A. ”

8.                                      Amendment to Section 2.3  The following proviso is inserted at the end of Section 2.3:  “provided, however, that purchases of Malaysia Receivables shall be made solely by Deutsche Bank Malaysia subject, in each case, to compliance with the respective Obligor Limits for Tranche D Receivables and Deutsche Bank Malaysia shall only purchase Malaysia Receivables.  The Administrative Agent’s notice of acceptance of the offer to purchase such Tranche D Receivables will identify which Receivables are being acquired by Deutsche Bank Malaysia and Deutsche Bank Malaysia will be wholly liable for the payment of the Purchase Price therefor directly to Celestica Malaysia.  Neither the Administrative Agent nor any other Purchaser shall have any liability, contingent or otherwise, for payment of such amounts or any loss resulting from the non-payment of such amounts.”

9.                                      Amendment to Section 2.6(a)  The following proviso is inserted at the end of Section 2.6(a):  “provided, however, that purchases of Malaysia Receivables shall be made solely by Deutsche Bank Malaysia subject, in each case, to compliance with the respective Obligor Limits for Tranche D Receivables and Deutsche Bank Malaysia shall only purchase Malaysia Receivables”.

10.                               Amendments to Section 2.13 (e)

Section 2.13(e) is hereby amended and restated in its entirety as follows:

Notwithstanding paragraph (c) above, Collections on deposit in the Concentration Account or Japanese Yen Collections on deposit in the Japanese Yen Collection Account on any Purchase Date may be netted and set-off by the Servicer against the amount of Initial Purchase Price that is to be paid on such Purchase Date to the extent denominated in the same currency and, in the case of Collections on Malaysia Receivables, only against and to the extent of new purchases of Malaysia Receivables, and the amount of such Initial Purchase Price (not exceeding the amount of such Collections) shall be transferred to the Servicer’s Account or the Servicer’s Japanese Yen Account as applicable (for payment to the relevant Sellers) and thereafter the amount, if any, by which such Collections exceed such Initial Purchase Price shall be transferred to the Payment Account or Japanese Yen Payment Account, as applicable. Notwithstanding the foregoing, all such Collections transferred to the Servicer’s Account shall be deemed to have been transferred to the Payment Account or the Japanese Yen Payment Account, as applicable for the benefit of the Purchaser and such amounts transferred to the Servicer’s Account or the Servicer’s Japanese Yen Account shall be deemed to have been paid to the Servicer for the benefit of the Sellers as all or part of the Initial Purchase Price payable on such Purchase Date.

11.                               Amendments to Section 3.9(b)  Section 3.9(b) is hereby deleted and replaced with the following:

3.9(b)                Except as set forth in Schedule 3.9, there is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan, Romania or Malaysia, or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any other Transaction Document or (ii) on any payment to be made by any Seller or the Guarantor pursuant to this Agreement or any other Transaction Document. Each Seller and the Guarantor is permitted to make all payments pursuant to this Agreement and the other Transaction Documents free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan,  Romania, or Malaysia, or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Administrative Agent, any Purchaser or the Collection Agent will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in the United States, Canada, the United Kingdom, Spain, Singapore, Hong Kong, the Czech Republic, Japan, Romania or Malaysia, or any political subdivision or taxing authority thereof or therein.

12.                               Amendments to Section 3.14  The following sentences are inserted at the end of Section 3.14:

“The Japanese Yen Collection Account Pledge Agreement and the Malaysian Collection Account Pledge Agreement, respectively, are effective to create in favor of the Purchasers (and not in favor of the Collection Agent, who is acting only as attorney-in-fact on behalf of the Purchasers), a legal valid and enforceable security interest in the Collateral described therein, and in respect to the Japanese Yen Collection Account Pledge Agreement subject to the qualification included in the opinion paragraphs 9 and (h) of the Japanese Opinion (as defined below) .  In the case of the Collateral described in the Japanese Yen Collection Account Pledge Agreement and the Malaysian Collection Account Pledge Agreement, when the actions specified on Schedule 3.14 have been taken, and in the case of the Japanese Yen Collection Account Pledge Agreement subject to the qualification included in the opinion paragraphs 9 and (h) of the Japanese Opinion, the Japanese Yen Collection Account Pledge Agreement and the Malaysian Collection Account Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of Celestica Japan or Celestica Malaysia, as the case may be, in such Collateral and the proceeds thereof, as security for its obligations hereunder, in each case prior and superior in right to any other Person, except for claims that have priority by operation of law.  Except as set forth in this Section 3.14, no other documents are required to be filed, registered or recorded, and no other action is required to be taken by any Person, to perfect such security interest in favor of the Purchasers.”

13.                               Amendments to Section 4.3(b)  Section 4.3(b) is hereby deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, Celestica Oregon will not be permitted to present or cause the Servicer to present on its behalf a Purchase Notice until the satisfaction of the following conditions: receipt by the Administrative Agent of (A) a Deposit Account Control Agreement, executed and delivered by Celestica Oregon, the Collection Agent and the relevant account bank giving the Collection Agent “control” (as such term is defined in Article 9 of the UCC) over the Collection Account maintained by Celestica Oregon; (B) a closing certificate of Celestica Oregon, in form and substance reasonably acceptable to the Administrative Agent, dated as of the Effective Date, with appropriate insertions and attachments; and (C) the executed legal opinion of counsel to Celestica Oregon in form and substance reasonably satisfactory to the Administrative Agent and its counsel (such legal opinion shall cover such matters incidental to the transactions contemplated by this Agreement and the Transaction Documents as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral of Celestica Oregon), and

(D) an estoppel letter from Canadian Imperial Bank of Commerce, in form and substance satisfactory to the Administrative Agent acting reasonably.

14.                               Representations and Warranties  To induce the Administrative Agent and the Purchasers to enter into this Amending Agreement, the Guarantor and each of the Sellers (including Celestica Malaysia) hereby jointly and severally make the following representations and warranties as of the date of this Amending Agreement and as of the Effective Date (as defined below) (provided that each of Celestica Czech Republic, Celestica Valencia and Celestica Romania shall only be responsible hereunder for its own representations and warranties):

(a)                                 no Termination Event or Incipient Termination Event has occurred and is continuing.

(b)                                 the audited consolidated balance sheets of Celestica Canada and its consolidated Subsidiaries as at December 31, 2011, and the related statements of income and of cash flows of Celestica Canada for the fiscal year ended on such dates, present fairly in all material respects the consolidated financial condition of Celestica Canada and its consolidated Subsidiaries as at such date, and Celestica Canada’s consolidated results of operations and cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP, applied consistently throughout the periods involved (except as approved by Celestica Canada’s accountants and disclosed therein).

(c)                                  since the date of the most recent financial statements made available to the Administrative Agent and the Purchasers there has been no change, development or event that has had or could reasonably be expected to have a Material Adverse Effect.

15.                               Ratification  Except for the specific changes and amendments to the Receivables Purchase Agreement contained herein, the Receivables Purchase Agreement and all related documents are in all other respects ratified and confirmed and the Receivables Purchase Agreement as amended hereby shall be read, taken and construed as one and the same instrument.

16.                               Counterparts  This Amending Agreement may be executed by one or more of the parties to this Amending Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of this Amending Agreement signed by all the parties shall be lodged with the Servicer and the Administrative Agent.

17.                               Required Purchasers  Deutsche Bank hereby confirms that as of the date hereof it is the sole Purchaser under the Receivables Purchase Agreement and that its consent to the amendments provided herein, as evidenced by its execution of this Amending Agreement, constitutes the written consent of the all Purchasers for the purposes of Section 9.1 of the Receivables Purchase Agreement.  The consent of Deutsche Bank Malaysia to the terms hereof is evidenced by its execution and delivery of this Amending Agreement.

18.                               Confirmation of Guarantee  The Guarantor hereby confirms and agrees that (i) the Guarantee is and shall continue to be in full force and effect and is otherwise hereby ratified and confirmed in all respects; and (ii) the Guarantee is and shall continue to be an unconditional and irrevocable guarantee of all of the Obligations (as defined in the Guarantee).

19.                               Further Assurances  Each party shall, and hereby agrees to, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers and assurances as are reasonably required for the purpose of accomplishing and effecting the intention of this Amending Agreement.

20.                               Conditions to Effectiveness  This Amending Agreement shall become effective (such date being the “Effective Date”) on receipt by the Administrative Agent of the counterparts hereof, duly executed and delivered by each of the parties hereto.  The Administrative Agent shall inform the Guarantor, the Sellers and the Purchasers of the occurrence of the Effective Date.  Notwithstanding the foregoing, neither of Celestica Japan or Celestica Malaysia, respectively, will be permitted to present or cause the Servicer to present on its behalf a Purchase Notice until the satisfaction of the following conditions: receipt by the Administrative Agent of (A) with respect to Celestica Japan only, the Japanese Yen Collection Account Pledge Agreement in form and substance satisfactory to the Administrative Agent; (B) with respect to Celestica Malaysia only, the Malaysia Collection Account Pledge Agreement in form and substance satisfactory to the Administrative Agent (C) with respect to Celestica Japan only, the procedures described in Schedule 3.14, Japan, paragraph 2, are fulfilled; (D) the Annex 2 to the Malaysian Collection Account Pledge Agreement, executed and delivered by the relevant account bank giving the Collection Agent “control” (as such term is defined in Article 9 of the UCC) over the Malaysian Collection Account maintained by Celestica Malaysia; (E) evidence satisfactory to the Administrative Agent and its counsel that Celestica Malaysia has filed a Form 34 with the Companies Commission of Malaysia setting out the details of the charge under the Malaysian Collection Account Pledge Agreement in the format prescribed, (F) a closing certificate of each of Celestica Japan and Celestica Malaysia in form and substance reasonably acceptable to the Administrative Agent, dated as of the Effective Date, with appropriate insertions and attachments; (G) the executed legal opinion of Canadian, Japanese and Malaysian counsel to Celestica Inc., Celestica Japan, and Celestica Malaysia, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel (such legal opinions shall cover such matters incidental to the transactions contemplated by this Amending Agreement and the Transaction Documents as the Administrative Agent may reasonably require, including, without limitation, the creation and perfection of ownership interests and security interests in the Collateral of Celestica Malaysia and/or Celestica Japan, as applicable); and (H) the executed legal opinion of counsel to Deutsche Bank and Deutsche Bank Malaysia covering such matters incidental to the transactions contemplated by this Amending Agreement and the Transaction Documents as the Administrative Agent may reasonably require.

21.                               Successors and Assigns  This Amending Agreement shall be binding upon and inure to the benefit of the Sellers, the Servicer, the Purchasers, the Administrative Agent, and their respective successors and permitted assigns.

22.                               Governing Law  This Amending Agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement on Claim Payment Services to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CELESTICA INC., as Servicer and as
Guarantor

by	/s/ Darren Myers
Name: Darren Myers
Title: Authorized Signatory

CELESTICA LLC

by	/s/ Jason Phillips
Name: Jason Phillips
Title: Authorized Signatory

CELESTICA CZECH REPUBLIC S.R.O.

by	/s/ Martin Rotia
Name: Martin Rotia
Title: Authorized Signatory

CELESTICA HOLDINGS PTE LTD.

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA VALENCIA S.A.
(SOCIEDAD UNIPERSONAL)

by	/s/ Robert Schormans
Name: Robert Schormans
Title: Authorized Signatory

CELESTICA HONG KONG LTD.

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA (ROMANIA) S.R.L.

by	/s/ Patrick Leamy
Name: Patrick Leamy
Title: Authorized Signatory

CELESTICA ELECTRONICS (M)
SDN. BHD.

by	/s/ Monica Fung
Name: Monica Fung
Title: Authorized Signatory

CELESTICA JAPAN KK.

by	/s/ Hiroshi Sasaki
Name: Hiroshi Sasaki
Title: Representative Director

CELESTICA OREGON LLC

by	/s/ Jason Phillips
Name: Jason Phillips
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent and as Purchaser

by	/s/ Kevin McBrien
Name: Kevin McBrien
Title: Director

/s/ Robert Altman
Name: Robert Altman
Title: Assistant Vice President

DEUTSCHE BANK (MALAYSIA) BERHAD, AS PURCHASER

by	/s/ Wendy Ang
Name: Wendy Ang
Title: Head of Trade Finance, Malaysia

/s/ Karthiyani Ramalingam
	Name:	Karthiyani Ramalingam
Title: Head of Cash Management Corporates

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SCHEDULE 3.9

To the Receivables Purchase Agreement

TAXES

Celestica Malaysia

1.             Stamp duty at the nominal amount of RM10.00 will be imposed on this Amending Agreement, the Assignment Agreement and any power of attorney clauses contained therein. Stamp duty of RM500.00 will be imposed on the Malaysia Collection Account Pledge Agreement.

2.             Withholding tax at the rate of 15% (or a lower rate as prescribed by the double tax treaty between Malaysia and the country of residence of the recipient) will be payable by Celestica Malaysia in relation to payments which are in the nature of interest or royalty derived from Malaysia to any other person not known to Celestica Malaysia to be resident in Malaysia.

SCHEDULE 3.14

To the Receivables Purchase Agreement

ACTIONS TO PERFECT OWNERSHIP INTERESTS IN SCHEDULED RECEIVABLES
AND SECURITY INTERESTS IN COLLATERAL

Japan

1.                                      To effectuate the assignment of the relevant Scheduled Receivables, (i) consent by the relevant Eligible Buyers with respect to the assignment of the relevant Scheduled Receivables shall have been duly provided and (ii) a Purchase Notice and an Assignment Agreement shall have been duly executed and delivered with respect to the relevant Scheduled Receivables, and to perfect such assignment as against the relevant Eligible Buyers and other third parties, the Seller shall deliver to the relevant Eligible Buyers a written notice of the transfer, in the form and substance attached hereto as Annex A, with respect to the relevant Scheduled Receivables (a) by contents-certifying mail with delivery certification (haitatsu shomei tsuki naiyou shoumei yubin) or (b) with a certified date (kakutei hizuke) being affixed by a notary public thereto.

2.                                      To effectuate the pledge of the Japanese Yen Collection Account, (i) consent by the bank with which the Japanese Yen Collection Account is opened with respect to the pledge shall have been duly provided and (ii) a Japanese Yen Collection Account Pledge Agreement shall have been duly executed and delivered, and to perfect the pledge created thereunder as against the relevant account bank and other third parties, the Seller shall deliver to the relevant account bank a written notice of the pledge with respect to the Collection Account in the form of Schedule 1 to the Japanese Yen Collection Account Pledge Agreement with a certified date (kakutei hizuke) being affixed by a notary public thereto.

Malaysia

1.                                      An Assignment Agreement shall have been executed between Celestica Eletronics (M) Sdn. Bhd. and Deutsche Bank (Malaysia) Berhad and duly stamped within 30 days of the date of execution.

2.                                      The Malaysian Collection Account Pledge Agreement shall have been executed and duly stamped within 30 days of the date of execution. The details of the charge created under the Malaysian Collection Account Pledge Agreement shall have been lodged with the Companies Commission of Malaysia by the filing of a Form 34 within 30 days of the creation of the charge. The power of attorney clause contained in Malaysian Collection Account Pledge Agreement shall have been duly stamped and the Malaysian Collection Account Pledge

Agreement shall have been deposited with the High Court of Malaya under the Powers of Attorney Act 1949.(1)

(1)  Signature block on the Malaysian Collection Account Pledge Agreement should be under common seal and with an attestation clause in the format prescribed under the Powers of Attorney Act 1949.

Annex A to Schedule 3.14

[English Translation for Reference Purpose Only]

Notice of Transfer of Receivable

1.                                      Pursuant to Article 467 of the Civil Code of Japan, we hereby give you notice that pursuant to an Amended and Restated Revolving Trade Receivables Purchase Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Celestica Inc., as Servicer, Celestica LLC, Celestica Czech Republic, S.R.O., Celestica Holdings PTE Ltd., Celestica Valencia S.A. (Sociedad Unipersonal), Celestica Hong Kong Ltd., Celestica (Romania) S.R.L., Celestica Japan KK and Celestica Oregon LLC, as Sellers, Deutsche Bank AG New York Branch, as Administrative Agent, and the several banks and other financial institutions parties thereto (initially, Deutsche Bank AG New York Branch) as Purchasers, Celestica Japan KK has irrevocably and unconditionally transferred to Deutsche Bank AG New York Branch the following trade receivable(s):

[Details of the Receivables]

[JPY[XX] of trade receivable which Celestica Japan KK has against NEC Corporation pursuant to Material Basic Agreement dated as of October 12, 2012 and arose during the period between [MM/DD/YY] and [MM/DD/YY] (after set-off against the purchase price of customer-supplied products borne by Celestica Japan KK) .]

[JPY[XX] of trade receivable which Celestica Japan KK has against NEC Corporation pursuant to PURCHASE AND SUPPLY AGREEMENT dated as of April 1, 2007 and arose during the period between [MM/DD/YY] and [MM/DD/YY].]

2.                                      This notice is governed by and shall be construed in accordance with, the laws of Japan.

Certified Date

Schedule 3.15 to the Receivables Purchase Agreement

Principal Place of Business of the Sellers:

Celestica Malaysia:

Lot 01 Airport Logistic Park, Sultan Ismail Intl Airport, Senai, 81250 Johor Bahru, Johor, Malaysia.

Exhibit A to Second Amendment

Form of Japanese Yen Collection Account Pledge Agreement

COLLECTION ACCOUNT PLEDGE AGREEMENT, dated as of January [  ], 2013, (this “Agreement”), among Celestica Japan KK (the “Pledgor”) and DEUTSCHE BANK AG, New York Branch, as collection agent for and on behalf of the Purchasers (as defined below) (in such capacity, and together with its successors in such capacity, the “Collection Agent”).

WITNESSETH:

WHEREAS, the Pledgor has entered into an Amended and Restated Revolving Trade Receivables Purchase Agreement dated as of November 4, 2011 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Celestica Inc., as servicer, Celestica LLC, Celestica Czech Republic, S.R.O., Celestica Holdings PTE Ltd., Celestica Valencia S.A. (Sociedad Unipersonal), Celestica Hong Kong Ltd., Celestica (Romania) S.R.L., the Pledgor and Celestica Oregon LLC, as Sellers, Deutsche Bank AG New York, as Administrative Agent, and the several banks and other financial institutions parties thereto as Purchasers;

WHEREAS, Collections in respect of the Scheduled Receivables of the Pledgor are required to be paid into the account of the Pledgor held at Bank of America, N.A., Tokyo Branch (the “Account Bank”) and bearing no. 20883-107 (the “Collection Account”) and transferred to the Concentration Account and thereafter to the Payment Account;

WHEREAS, the Pledgor will instruct its Eligible Buyers to make payments in respect of the Scheduled Receivables generated by its sales into the Collection Account;

WHEREAS, to induce the Purchasers to enter into the Receivables Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the form of pledge (shichiken) in the Collateral described below as security for the Obligations;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Receivables Purchase Agreement.

SECTION 2. Grant of Pledge and Security Interest; Collateral. As collateral security for the prompt payment and performance of the Obligations, the Pledgor hereby pledges and grants to the Purchasers, a security interest in the form of pledge (shichiken) in, all of its right, title and interest in and to the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”): the deposit receivable with respect to the Collection Account.

SECTION 3. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Collection Agent as follows:

(a)                                Establishment of Pledge and Perfection.  The Pledgor agrees to take such steps as may be necessary in Japan to effectuate and perfect the security interest created hereunder against the Account Bank and any third party as soon as possible after the date hereof, including sending a notice bearing a date certification (kakutei hizuke) of a notary public in Japan to the Account Bank in the form set out in Schedule 1 hereto.

(b)                                 Delivery and Other Perfection. The Pledgor shall:

(i)                                     give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collection Agent) to create, preserve or perfect any portion of the security interest granted pursuant hereto or to enable the Collection Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(ii)                                  keep full and accurate in all material respects books and records relating to the Collateral, and take such other actions as the Collection Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(iii)                               permit employees of the Collection Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward to the Collection Agent copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Collection Agent may require.

(c)                                 Preservation of Rights. The Pledgor shall defend the Collateral against all Liens and demands of all Persons at any time claiming the same or any interest therein adverse to the Collection Agent. The Pledgor will advise the Collection Agent, the Administrative Agent or the Purchasers promptly in writing and in reasonable detail of (i) any Lien (other than the security interests under this Agreement and the other Transaction Documents) on any of the Collateral that would adversely affect the ability of the Collection Agent or the Purchasers to exercise any of their respective remedies hereunder or under the Receivables Purchase Agreement, or (ii) the occurrence of any event that could reasonably be expected to have an adverse effect on the aggregate value of the Collateral.

(d)                                Termination Event, Etc. During the period during which a Termination Event shall have occurred and be continuing, the Collateral Agent and the Purchasers shall have all of the rights and remedies with respect to the Collateral of secured parties under the laws of Japan and such additional rights and remedies to which secured parties are entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Collateral as if the Purchasers were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right). Notwithstanding the occurrence of any Termination Event, the Collection Agent agrees not to use any funds on deposit in the Collection Account except in accordance with the terms of this Agreement, and therefore agrees not to materially interfere with the use by the Pledgor of such funds not constituting Collections or due and payable in respect of Obligations.

(e)                                  Attorney-in-Fact.

(i)                                     Without limiting any rights or powers granted by this Agreement to the Collection Agent, effective upon the occurrence and during the continuance of any Termination Event, the Collection Agent shall be appointed the attorney-in-fact of the Pledgor (and the Pledgor hereby agrees to maintain in effect such a power of attorney until all amounts under the Purchased Assets have been paid in full) with full power and authority in the place and stead of the Pledgor, in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement and taking any action and executing any documents and instruments that Collection Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof consistent with the rights and obligations of said attorneys under this Agreement, except in the case of gross negligence or willful misconduct of said attorneys.

(ii)                                  The Pledgor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney, the Collection Agent shall be acting on behalf of the Purchasers, and the Pledgor acknowledges and agrees that neither the Collection Agent nor any Purchaser, shall have any fiduciary or other duties to the Pledgor, and the Pledgor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

(f)                                  Termination. Upon receipt of evidence satisfactory to the Collection Agent that all of the Investments have been reduced to nil and all Obligations and amounts payable or required to be deposited by the Pledgor under the Transaction Documents shall have been paid or deposited in full, this Agreement shall terminate, and the Collection Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the relevant Pledgor.

(g)                                 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Collection Agent, it will promptly execute and deliver such further documents and do such other acts and things as the Collection Agent may reasonably request in order fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder.

(h)                                Waiver; Deficiency. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any counsel employed by the Collection Agent or any Purchaser to collect such deficiency.

SECTION 4. Indemnities. The Pledgor, as a Seller under (and as defined in) the Receivables Purchase Agreement, hereby grants to the Collection Agent the indemnities set forth in Section 8.7 of the Receivables Purchase Agreement on the terms and subject to the conditions set forth therein, mutatis mutandis.

SECTION 5. Miscellaneous.

(a)                                Authority of Collection Agent. The Pledgor acknowledges that the rights and responsibilities of the Collection Agent under the Transaction Documents with respect to any action taken by the Collection Agent or the exercise or non-exercise by the Collection Agent of any option, right, request, judgment or other right or remedy provided for herein or therein or resulting or arising out of the Transaction Documents shall, as between the Collection Agent and the Purchasers, be governed by the Receivable Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collection Agent and the Pledgor, the Collection Agent shall be conclusively presumed to be acting as Collection Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)                                Pledgor Remain Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Transaction Documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collection Agent, the Administrative Agent nor the Purchasers shall have any obligation or liability under any Receivable by reason of or arising out of this Agreement or the receipt by the Collection Agent or the Purchasers of any payment relating thereto, nor shall the Collection Agent or the Purchasers be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Receivable to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)                                 Notices. All notices, requests and demands to or upon the Pledgor or the Collection Agent to be effective shall be in writing (including by telecopy) and shall be deemed to have been duly given or made (i) if by hand, when delivered or (ii) if by telecopy or by courier, when received by the addressee, addressed to such party at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement.

(d)                                Amendments; No Waiver; Cumulative Remedies. Subject to Section 9.1 of the Receivables Purchase Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collection Agent.

(e)                                 No failure to exercise and no delay in exercising, on the part of the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

(f)                                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Collection Agent, each Purchaser, and their respective successors and permitted assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement, except to the Collection Agent without the prior written consent of each Purchaser.

(g)                                 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Pledgor and the Collection Agent.

(h)                               Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)                                    Integration. This Agreement and the other Transaction Documents represent the entire agreement of the Pledgor, the Administrative Agent, the Collection Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collection Agent or the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

(j)                                   Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF JAPAN.

(k)                                Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor and the Collection Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

CELESTICA JAPAN KK

By:
Name:
Title: Authorized Signatory

DEUTSCHE BANK AG, NEW YORK
BRANCH, as Collection Agent

By:
Name:
Title:

SCHEDULE 1

NOTICE OF PLEDGE

[ ] January 2013

To:	Bank of America, N.A., Tokyo Branch
Nihonbashi 1-chome Building
1-4-1 Nihonbashi
Chuo-ku, Tokyo 103-0027
Japan

Attention:	[Name]
[Head of Transaction Services Operations]

Dear Sirs:

Collection Account

Bank Account Name                          Celestica Japan KK

Bank Account Number                      20883-107

1.             Pursuant to Articles 364 and 467 of the Civil Code of Japan, we hereby give you notice that pursuant to a Collection Account Pledge Agreement (the “Agreement”) dated even date herewith and made between ourselves (at times, the “Pledgor”) and Deutsche Bank AG, New York Branch, (in its capacity as collection agent acting for the benefit and on behalf of the Purchasers (as defined in the Agreement) (the “Collection Agent”),  we have irrevocably and unconditionally pledged and granted to the Purchasers a security interest in the form of a pledge (shichiken) in all of its right, title and interest in and to the deposit receivable with respect to the above-specified Collection Account, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence, (collectively, the “Pledged Accounts”).

2.             We are authorized by the Collection Agent to inform you that until further notice (as provided in the following paragraph) is received by you from the Collection Agent, you should continue to treat us as fully and solely entitled to operate the Pledged Accounts.

3.             We hereby irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions whatsoever which we may have given you to the contrary) to act in accordance with the following instructions with effect on the Business Day immediately following receipt by your designated recipient (as provided in item 8 below) from the Collection Agent of notification by authenticated SWIFT in MT199 message format (the “SWIFT Notice”) stating, among others, that a Termination Event (used herein as such term is defined in the Agreement) has occurred, which SWIFT Notice shall substantially be in the form attached hereto and made an integral part hereof as Annex 1:

(a)                                 not to act on our instructions or requests in relation to any sums at any such time standing to the credit of any of the Pledged Accounts;

(b)                                 that the Collection Agent shall be the sole signatory in relation to the Pledged Accounts and in this regard the Collection Agent shall be granted access to your electronic Treasury Services platform and related products and services (for the avoidance of doubt, this shall not apply to/affect any instructions given by us to you prior to your receipt of the SWIFT Notice from the Collection Agent);

(c)                                  to follow any instructions from the Collection Agent to withdraw moneys standing to the credit of the Pledged Accounts without enquiry and without further authority from us;

(d)                                 to follow any instructions from the Collection Agent to sell or otherwise realize, or to enter into any exchange transaction with respect to, any deposits, funds or other investments concerned with any of the Pledged Accounts without enquiry and without further authority from us;

(e)                                  to comply with any other notice or instructions from the Collection Agent relating to the Pledged Accounts without enquiry and without further authority from us;

(f)                                   to refuse to perform any autopay or similar debit instructions in respect of any of the Pledged Accounts;

(g)                                  to refuse to pay on or encash any checks drawn against any of the Pledged Accounts and you are hereby authorized to consider the SWIFT Notice as stop payment orders on all checks that may be presented to you after the SWIFT Notice becomes effective on the Collection Agent;

(h)                                 to remove our access to your electronic Treasury Services platform and related products and services but without prejudice to your executing or completing all instructions received prior to your receipt of the SWIFT Notice; and

(i)                                     at the request of the Collection Agent, to disclose to the Collection Agent (as agent for the Purchasers) and its appointed representatives, the books and records of the Pledged Accounts and other information and particulars in relation to the Pledged Accounts, and we irrevocably waive any right of confidentiality which may exist in respect of such books, records and other information to the extent necessary to allow disclosure of such books, records and other information to the Collection Agent, any Purchaser and its/their advisers.

For purposes of this Notice, a “Business Day” shall be understood to mean a day, other than a Saturday, Sunday or public holiday, on which banks are open for the business of commercial banking in Tokyo, Japan.

4.             These instructions may not be revoked, amended, varied or waived without the prior written consent of the Collection Agent.

5.             You may rely on any representation, notice or document delivered to you in connection with this notice, the Pledged Accounts or the Agreement to be genuine, correct and appropriately authorized and you will not be liable for any action taken under or in connection therewith.

6.             Notwithstanding the above, nothing in this notice shall give the Collection Agent any right in addition to what we may have with you at the relevant time and all instructions from the Collection Agent shall be subject to the terms and conditions governing the Pledged Accounts.

7.             This notice is governed by and shall be construed in accordance with, the laws of Japan.

8.             For purposes of this Notice, the SWIFT Notice will not be deemed to have been received until received by the person holding the title to whose attention the SWIFT Notice is addressed:

Bank of America, N.A., Tokyo Branch

SWIFT Address:

Attention:                                         Head of [Transaction Services Operations]

Bank of America, N.A., Tokyo Branch

9.             Please acknowledge receipt of this Notice by printing on Bank of America, N.A., Tokyo Branch letterhead and signing two duplicate originals of the attached form of Acknowledgement of Notice (in the form attached hereto and made an integral part hereof as Annex 2) and returning one signed duplicate original to the Collection Agent dispatched by international air courier, with advance copy sent by telefacsimile transmission, to the following address and telefacsimile number, respectively:

Deutsche Bank AG, New York Branch

[Address]

Telefacsimile No.:

Attention:                                         [Contact Name]

[Title]

and with another copy by facsimile transmission to the Pledgor at the below number:

Celestica Japan KK

Telefacsimile No.:

Attention:                                         [Contact Name]

[Title]

Yours faithfully,

For and on behalf of
Celestica Japan KK
By:
Title:

ANNEX 1

Form of SWIFT Notice

(to be sent by SWIFT MT 199 Message Format)

To:                             Bank of America, N.A., Tokyo Branch

SWIFT Address:

Attention:                                         Head of [Transaction Services Operations]

Bank of America, N.A., Tokyo Branch

Dear Sirs:

1.                                      We refer to the Notice of Pledge dated                    , 2013 executed by Celestica Japan KK in relation to the following account(s):

Collection Account

Bank Account Name                          Celestica Japan KK

Bank Account Number                        20883-107

2.                                      We hereby give you notice that a Termination Event (used herein as such term is defined in the Collection Account Pledge Agreement between us and Celestica Japan KK (the “Agreement”)) has occurred.

3.                                      Effective on the Business Day immediately following receipt by your above designated recipient of this SWIFT Notice, the signatories to the Pledged Accounts shall be comprised solely of the following officers of Deutsche Bank AG, New York Branch:

FULL NAME	TITLE	GOVERNMENT-ISSUED I.D. TYPE / I.D. NUMBER

We will send you in due course for your information and files duly certified specimen signatures of each of the above-named signatories together with duly certified copies of each of their government-issued photo identification cards.

Yours faithfully,

For and on behalf of
Deutsche Bank AG, New York Branch
as Collection Agent on behalf of itself and Purchasers (as defined in the Agreement)
By:
Title:

ANNEX 2

[on Bank of America, N.A., Tokyo Branch letterhead]

Acknowledgement of Notice

[  ] 2013

To:          Deutsche Bank Trust AG, New York Branch

as Collection Agent on behalf of itself and Purchasers

Dear Sirs:

Collection Account

Bank Account Name                          Celestica Japan KK

Bank Account Number                        20883-107

We acknowledge receipt of a Notice of Pledge dated [         ], 2013 set out above (the “Notice”) from Celestica Japan KK (the “Pledgor”) informing us that the Pledgor has irrevocably and unconditionally pledged and granted to the Purchasers a security interest in the form of a pledge (shichiken) over the Pledged Accounts (used herein as such term is defined in the Notice).

Except as otherwise provided below, we agree that we are not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with regard to:

(a)                                 moneys standing to the credit of the Pledged Accounts or in the course of being credited to such Pledged Accounts or any earnings; or

(b)                                 any securities, deposits, funds or other investments concerned with any of the Pledged Accounts.

The foregoing paragraph does not limit our right to claim, exercise any lien, right of set-off, combination of accounts or other right, remedy or security with regard to any costs, expenses, fees and charges accruing on or incurred with respect to any of the Pledged Accounts in accordance with the terms and conditions governing the Pledged Accounts and for services rendered by us to the Pledgor and/or the Collection Agent in the performance of instructions set forth in the Notice, the SWIFT Notice, any other notice or instruction from the Collection Agent and any order or instruction received from a court, governmental or regulatory agency, including legal fees, costs and expenses of Japan external counsel to Bank of America, N.A. should it be deemed necessary by us, in our sole and absolute discretion, to seek external counsel’s advice to determine, among others, the sufficiency of the SWIFT Notice received or the enforcement of any claim by Bank of America, N.A. against the Collection Agent and/or the Pledgor.

We shall not be held liable for actual losses or damages sustained by the Collection Agent and/or the Pledgor as we perform or execute the instructions set forth in the Notice, the SWIFT Notice, and any other notice or instruction from the Collection Agent, except if such loss or damage is caused by our gross negligence or willful misconduct.  At no time shall we be held responsible for business or economic or similar losses or consequential, punitive, or any other damages other than actual damages, which the Collection Agent and/or the Pledgor may sustain on account of the Notice, the SWIFT Notice or any other notice or instruction from the Collection Agent.

Notwithstanding the provisions of the terms and conditions of the Pledged Accounts, we reserve the right to close any or all of the Pledged Accounts and/or terminate our obligations under the Notice and this Acknowledgment with respect thereto, any SWIFT Notice and any other notice or instruction from the Collection Agent at any time and for any reason whatsoever by thirty (30) calendar days’ authenticated SWIFT message to the Collection Agent and thirty (30) calendar days’ written notice to the Pledgor, respectively.  Pledgor, if no SWIFT Notice has been received by us on or before two Business Days before the end of the thirty day notice period, or the Collection Agent, if SWIFT Notice has been received by us on or before two Business Days before the end of the thirty day period, shall, by no later than two Business Days prior to the end of the thirty day notice period, provide us with instructions as to where to direct the funds remaining in the Pledged Account(s) concerned; provided, however, that if on or before the thirtieth day itself, SWIFT Notice is received by us, we will release the remaining balance in the Pledged Accounts in accordance with the instructions of the Collection Agent only, and disregard any instructions received from the Pledgor.  If no such instructions are received by us two Business Days before the end of such thirty day period, the Bank (at its discretion) shall send a cashier’s order by registered mail or courier to the last known address of the Pledgor, if no SWIFT Notice was received by us on or before the thirtieth day, or to the Collection Agent, if SWIFT Notice was received by us on or before the thirtieth day.

This acknowledgment is governed by, and shall be construed in accordance with, the laws of Japan.

Yours faithfully,

For and on behalf of
Bank of America, N.A., Tokyo Branch
By:
Title:

copy to: Celestica Japan KK

Exhibit B to Second Amendment

Form of Malaysian Collection Account Pledge Agreement

COLLECTION ACCOUNT PLEDGE AGREEMENT, dated as of January [•], 2013, (this “Agreement”), between CELESTICA ELECTRONICS (M)  SDN. BHD. (Company No. [•]), a company incorporated in Malaysia with its registered office at Lot 01 Airport Logistic Park, Sultan Ismail Intl Airport, Senai, 81250 Johor Bahru, Johor, Malaysia (the “Pledgor”) and DEUTSCHE BANK AG, New York Branch, as collection agent for and on behalf of the Purchasers (as defined below) (in such capacity, and together with its successors in such capacity, the “Collection Agent”).

WITNESSETH:

WHEREAS, the Pledgor has entered into the Second Amendment to the Amended and Restated Revolving Trade Receivables Purchase Agreement dated as of January 2, 2013 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among Celestica Inc., as servicer, Celestica LLC, Celestica Czech Republic, S.R.O., Celestica Holdings PTE Ltd., Celestica Valencia S.A. (Sociedad Unipersonal), Celestica Hong Kong Ltd., Celestica (Romania) S.R.L., Celestica Japan KK, the Pledgor and Celestica Oregon LLC, collectively, as Sellers (“Sellers”), Deutsche Bank AG New York, as Administrative Agent, and the several banks and other financial institutions parties thereto, collectively, as Purchasers (“Purchasers”);

WHEREAS, Collections in respect of the Scheduled Receivables of the Pledgor are required to be paid into the account of the Pledgor held at Bank of America Malaysia Berhad (the “Account Bank”) and bearing no. 6209-27425-030 (the “Collection Account”) and transferred to the Concentration Account and thereafter to the Payment Account;

WHEREAS, the Pledgor will instruct its Eligible Buyers to make payments in respect of the Scheduled Receivables generated by its sales into the Collection Account;

WHEREAS, to induce the Purchasers to enter into the Receivables Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to assign and charge the Collateral described below as security for the Obligations;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise specified herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Receivables Purchase Agreement.

SECTION 2. Grant of Charge and Security Interest; Collateral. As collateral security for the prompt payment and performance of the Obligations, the Pledgor hereby irrevocably and unconditionally assigns and charges to the Collection Agent (acting as an agent for and on behalf of the Purchasers), all of the Pledgor’s present and future right, title and interest in and to the Collection Account and any and all Collections paid into the Collection Account, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”).

SECTION 3. Further Assurances; Remedies. In furtherance of the grant of the charge and security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Collection Agent as follows:

(a)           Establishment of Charge and Perfection.  The Pledgor agrees to take such steps as may be necessary in Malaysia to effectuate and perfect the security interest created hereunder against the Account Bank and any third party as soon as possible after the date hereof, including sending a notice to the Account Bank in the form set out in Schedule 1 hereto.

(b)           Delivery and Other Perfection. The Pledgor shall:

(i)            give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collection Agent) to create, preserve or perfect any portion of the security interest granted pursuant hereto or to enable the Collection Agent to exercise and enforce its rights hereunder with respect to such assignment and charge;

(ii)           keep full and accurate in all material respects books and records relating to the Collateral, and take such other actions as the Collection Agent may reasonably require in order to reflect the security interests granted by this

Agreement; and

(iii)          permit employees of the Collection Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward to the Collection Agent copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Collection Agent may require.

(c)           Preservation of Rights. The Pledgor shall defend the Collateral against all Liens and demands of all Persons at any time claiming the same or any interest therein adverse to the Collection Agent. The Pledgor will advise the Collection Agent, the Administrative Agent or the Purchasers promptly in writing and in reasonable detail of (i) any Lien (other than the security interests under this Agreement and the other Transaction Documents) on any of the Collateral that would adversely affect the ability of the Collection Agent or the Purchasers to exercise any of their respective remedies hereunder or under the Receivables Purchase Agreement, or (ii) the occurrence of any event that could reasonably be expected to have an adverse effect on the aggregate value of the Collateral.

(d)           Termination Event, Etc. During the period during which a Termination Event shall have occurred and be continuing, the Collateral Agent and the Purchasers shall have all of the rights and remedies with respect to the Collateral of secured parties under the laws of Malaysia and such additional rights and remedies to which secured parties are entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Collateral as if the Purchasers were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right). Notwithstanding the occurrence of any Termination Event, the Collection Agent agrees not to use any funds on deposit in the Collection Account except in accordance with the terms of this Agreement, and therefore agrees not to materially interfere with the use by the Pledgor of such funds not constituting Collections or due and payable in respect of Obligations.

(e)           Power of Attorney.

(i)            For the consideration aforesaid, the Pledgor shall hereby, without limiting any rights or powers granted by this Agreement to the Collection Agent, effective upon the occurrence and during the continuance of any Termination Event, irrevocably appoint the Collection Agent or such other person or persons as the Collection Agent may designate, as the attorney or attorneys of the Pledgor (“Attorney(s)”) (and the Pledgor hereby agrees to maintain in effect such a power of attorney until all Obligations have been duly complied wirth and all amounts under the Purchased Assets have been paid in full) with full power and authority in the place and stead of the Pledgor, in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement and taking any action and executing any documents and instruments that Collection Agent may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as Attorney shall be irrevocable. The Pledgor hereby ratifies all that said Attorneys shall lawfully do or cause to be done by virtue hereof consistent with the rights and obligations of said Attorneys under this Agreement, except in the case of gross negligence or willful misconduct of said Attorneys.

(ii)           The Pledgor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney, the Collection Agent shall be acting on behalf of the Purchasers, and the Pledgor acknowledges and agrees that neither the Collection Agent nor any Purchaser, shall have any fiduciary or other duties to the Pledgor, and the Pledgor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

(f)           Termination. Upon receipt of evidence satisfactory to the Collection Agent that all of the Investments have been reduced to nil and all Obligations and amounts payable or required to be deposited by the Pledgor under the Transaction Documents shall have been paid or deposited in full, this Agreement shall terminate, and the Collection Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the relevant Pledgor.

(g)           Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Collection Agent, it will promptly execute and deliver such further documents and do such other acts and things as the Collection Agent may reasonably request in order fully to effect the purposes of this Agreement and the assignment and charge of the Collateral hereunder.

(h)                                Waiver; Deficiency. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any counsel employed by the Collection Agent or any Purchaser to collect such deficiency.

SECTION 4. Indemnities. The Pledgor, as a Seller under the Receivables Purchase Agreement, hereby grants to the Collection Agent the indemnities set forth in Section 8.7 of the Receivables Purchase Agreement on the terms and subject to the conditions set forth therein, mutatis mutandis.

SECTION 5. Miscellaneous.

(a)                                Authority of Collection Agent. The Pledgor acknowledges that the rights and responsibilities of the Collection Agent under the Transaction Documents with respect to any action taken by the Collection Agent or the exercise or non-exercise by the Collection Agent of any option, right, request, judgment or other right or remedy provided for herein or therein or resulting or arising out of the Transaction Documents shall, as between the Collection Agent and the Purchasers, be governed by the Receivable Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collection Agent and the Pledgor, the Collection Agent shall be conclusively presumed to be acting as Collection Agent for the Purchasers with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)                                Pledgor Remain Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of the Transaction Documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collection Agent, the Administrative Agent nor the Purchasers shall have any obligation or liability under any Receivable by reason of or arising out of this Agreement or the receipt by the Collection Agent or the Purchasers of any payment relating thereto, nor shall the Collection Agent or the Purchasers be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to any Receivable to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)                                 Notices. All notices, requests and demands to or upon the Pledgor or the Collection Agent to be effective shall be in writing (including by facsimile) and shall be deemed to have been duly given or made (i) if by hand, when delivered or (ii) if by facsimile or by courier, when received by the addressee, addressed to such party at its address or transmission number for notices provided in Section 9.2 of the Receivables Purchase Agreement.

(d)                                Amendments; No Waiver; Cumulative Remedies. Subject to Section 9.1 of the Receivables Purchase Agreement, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Collection Agent.

(e)                                 No failure to exercise and no delay in exercising, on the part of the Collection Agent, the Administrative Agent or any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers and privileges provided by law.

(f)                                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgor, the Collection Agent, each Purchaser, and their respective successors and permitted assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement, except to the Collection Agent without the prior written consent of each Purchaser.

(g)                                 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Pledgor and the Collection Agent.

(h)                                Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)                                  Integration. This Agreement and the other Transaction Documents represent the entire agreement of the Pledgor, the Administrative Agent, the Collection Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collection Agent or the Purchasers relative to the subject matter hereof not expressly set forth or referred to herein or in the other Transaction Documents.

(j)                                   Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF MALAYSIA.

(k)                                Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor and the Collection Agent have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Collection Agent

By:
Name:
Title:

THE COMMON SEAL of CELESTICA ELECTRONICS (M) SDN. BHD. is hereby affixed in the presence of:

Director

Name:
NRIC no:

Title:

Director/Secretary

Name:
NRIC no:

Title:

I,                                                         , an [Advocate and Solicitor of the High Court of Malaya] practising at [Kuala Lumpur], hereby certify that on this          day of              2013, the Common Seal of Celestica Electronics (M)  SDN. BHD. (Company No. [•]) was duly affixed to the above written instrument in my presence in accordance with the regulations of the said Company.

Witness my hand

SCHEDULE 1

NOTICE OF PLEDGE

[  ] January 2013

To:	Bank of America Malaysia Berhad
[Address]
Malaysia

Attention:	[Name]
Head of Transaction Services Operations

Dear Sirs:

Collection Account

Bank Account Name                          Celestica Electronics (M)  SDN. BHD.

Bank Account Number                      6209-27425-030

1.                                      Pursuant to Articles                      of the [Civil Code of Malaysia], we hereby give you notice that pursuant to a [Collection Account Pledge Agreement] (the “Agreement”) dated even date herewith and made between ourselves (at times, the “Pledgor”) and Deutsche Bank AG, New York Branch, (in its capacity as collection agent acting for the benefit and on behalf of the Purchasers (as defined in the Agreement) (the “Collection Agent”), we have irrevocably and unconditionally assigned by way of security, pledged and granted to the Purchasers a security interest in the form of a [pledge] in all of its rights, title and interests in and to the above-specified Collection Account, including any renewal, redesignation, or sub account thereof and any and all funds paid into the above-specified Collection Account, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Pledged Accounts”).

2.                                      We are authorized by the Collection Agent to inform you that until further notice (as provided in the following paragraph) is received by you from the Collection Agent, you should continue to treat us as fully and solely entitled to operate the Pledged Accounts.

3.                                      We hereby irrevocably and unconditionally instruct and authorize you (notwithstanding any previous instructions whatsoever which we may have given you to the contrary) to act in accordance with the following instructions with effect on the Business Day immediately following receipt by your designated recipient (as provided in item 8 below) from the Collection Agent of notification by authenticated SWIFT in MT199 message format (the “SWIFT Notice”) stating, among others, that a Termination Event (used herein as such term is defined in the Agreement) has occurred, which SWIFT Notice shall substantially be in the form attached hereto and made an integral part hereof as Annex 1:

(j)                                    not to act on our instructions or requests in relation to any sums at any such time standing to the credit of any of the Pledged Accounts;

(k)                                 that the Collection Agent shall be the sole signatory in relation to the Pledged Accounts and in this regard the Collection Agent shall be granted access to your electronic Treasury Services platform and related products and services (for the avoidance of doubt, this shall not apply to/affect any instructions given by us to you prior to your receipt of the SWIFT Notice from the Collection Agent);

(l)                                     to follow any instructions from the Collection Agent to withdraw moneys standing to the credit of the Pledged Accounts without enquiry and without further authority from us;

(m)                             to follow any instructions from the Collection Agent to sell or otherwise realize, or to enter into any exchange transaction with respect to, any deposits, funds or other investments concerned with any of the Pledged Accounts without enquiry and without further authority from us;

(n)                                 to comply with any other notice or instructions from the Collection Agent relating to the Pledged Accounts without enquiry and without further authority from us;

(o)                                 to refuse to perform any autopay or similar debit instructions in respect of any of the Pledged Accounts;

(p)                                 to refuse to pay on or encash any checks drawn against any of the Pledged Accounts and you are hereby authorized to consider the SWIFT Notice as stop payment orders on all checks that may be presented to you after the SWIFT Notice becomes effective on the Collection Agent;

(q)                                 to remove our access to your electronic Treasury Services platform and related products and services but without prejudice to your executing or completing all instructions received prior to your receipt of the SWIFT Notice; and

(r)                                    at the request of the Collection Agent, to disclose to the Collection Agent (as agent for the Purchasers) and its appointed representatives, the books and records of the Pledged Accounts and other information and particulars in relation to the Pledged Accounts, and we irrevocably waive any right of confidentiality which may exist in respect of such books, records and other information to the extent necessary to allow disclosure of such books, records and other information to the Collection Agent, any Purchaser and its/their advisers.

For purposes of this Notice, a “Business Day” shall be understood to mean a day, other than a Saturday, Sunday or public holiday, on which banks are open for the business of commercial banking in Kuala Lumpur, Malaysia.

4.                                      These instructions may not be revoked, amended, varied or waived without the prior written consent of the Collection Agent.

5.                                      You may rely on any representation, notice or document delivered to you in connection with this notice, the Pledged Accounts or the Agreement to be genuine, correct and appropriately authorized and you will not be liable for any action taken under or in connection therewith.

6.                                      Notwithstanding the above, nothing in this notice shall give the Collection Agent any right in addition to what we may have with you at the relevant time and all instructions from the Collection Agent shall be subject to the terms and conditions governing the Pledged Accounts.

7.             This notice is governed by and shall be construed in accordance with, the laws of Malaysia.

8.                                      For purposes of this Notice, the SWIFT Notice will not be deemed to have been received until received by the person holding the title to whose attention the SWIFT Notice is addressed:

Bank of AmericaMalaysia Berhad
SWIFT Address:
Attention:	Head of Transaction Services Operations

10.                               Please acknowledge receipt of this Notice by printing on Bank of America Malaysia Berhad letterhead and signing two duplicate originals of the attached form of Acknowledgement of Notice (in the form attached hereto and made an integral part hereof as Annex 2) and returning one signed duplicate original to the Collection Agent dispatched by international air courier, with advance copy sent by telefacsimile transmission, to the following address and telefacsimile number, respectively:

Deutsche Bank AG, New York Branch
[Address]
Telefacsimile No.:
Attention:	[Contact Name]
[Title]

and with another copy by facsimile transmission to the Pledgor at the below number:

[Celestica Electronics (M) SDN. BHD.]
Telefacsimile No.:
Attention:	[Contact Name]
[Title]

Yours faithfully,

For and on behalf of
[Celestica Electronics (M) SDN. BHD]
By:
Title:

ANNEX 1

Form of SWIFT Notice

(to be sent by SWIFT MT 199 Message Format)

To:          Bank of America Malaysia Berhad

SWIFT Address:

Attention:              Head of Transaction Services Operations

Dear Sirs:

1.                                      We refer to the Notice of Pledge dated                 , 2013 executed by [Celestica Electronics (M)  SDN. BHD] in relation to the following account(s):

Collection Account

Bank Account Name                          Celestica Electronics (M)  SDN. BHD.

Bank Account Number                      6209-27425-030

2.                                      We hereby give you notice that a [Termination Event] (used herein as such term is defined in the Collection Account Pledge Agreement between us and Celestica Malaysia (the “Agreement”)) has occurred.

3.                                      Effective on the Business Day immediately following receipt by your above designated recipient of this SWIFT Notice, the signatories to the Pledged Accounts shall be comprised solely of the following officers of Deutsche Bank AG, New York Branch:

FULL NAME	TITLE	GOVERNMENT-ISSUED I.D. TYPE / I.D. NUMBER

We will send you in due course for your information and files duly certified specimen signatures of each of the above-named signatories together with duly certified copies of each of their government-issued photo identification cards.

Yours faithfully,

For and on behalf of
Deutsche Bank AG, New York Branch
as Collection Agent on behalf of itself and Purchasers (as defined in the Agreement)
By:
Title:

ANNEX 2

[on Bank of America Malaysia Berhad letterhead]

Acknowledgement of Notice

[  ] 2013

To:                             Deutsche Bank AG, New York Branch

as Collection Agent on behalf of itself and Purchasers

Dear Sirs:

Collection Account

Bank Account Name                          Celestica Electronics (M)  SDN. BHD.

Bank Account Number                      6209-27425-030

We acknowledge receipt of a Notice of Pledge dated [        ], 2013 set out above (the “Notice”) from [Celestica Electronics (M)  SDN. BHD] (the “Pledgor”) informing us that the Pledgor has irrevocably and unconditionally assigned by way of security, pledged and granted to the Purchasers a security interest in the form of a pledge over the Pledged Accounts (used herein as such term is defined in the Notice) and agree to comply with the instructions contained in the Notice.

Except as otherwise provided below, we agree that we are not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with regard to:

(c)                                  moneys standing to the credit of the Pledged Accounts or in the course of being credited to such Pledged Accounts or any earnings; or

(d)                                 any securities, deposits, funds or other investments concerned with any of the Pledged Accounts.

We shall not be held liable for actual losses or damages sustained by the Collection Agent and/or the Pledgor as we perform or execute the instructions set forth in the Notice, the SWIFT Notice, and any other notice or instruction from the Collection Agent, except if such loss or damage is caused by our gross negligence or willful misconduct.  At no time shall we be held responsible for business or economic or similar losses or consequential, punitive, or any other damages other than actual damages, which the Collection Agent and/or the Pledgor may sustain on account of the Notice, the SWIFT Notice or any other notice or instruction from the Collection Agent.

Notwithstanding the provisions of the terms and conditions of the Pledged Accounts, we reserve the right to close any or all of the Pledged Accounts and/or terminate our obligations under the Notice and this Acknowledgment with respect thereto, any SWIFT Notice and any other notice or instruction from the Collection Agent at any time and for any reason whatsoever by thirty (30) calendar days’ authenticated SWIFT message to the Collection Agent and thirty (30) calendar days’ written notice to the Pledgor, respectively.  Pledgor, if no SWIFT Notice has been received by us on or before two Business Days before the end of the thirty day notice period, or the Collection Agent, if SWIFT Notice has been received by us on or before two Business Days before the end of the thirty day period, shall, by no later than two Business Days prior to the end of the thirty day notice period, provide us with instructions as to where to direct the funds remaining in the Pledged Account(s) concerned; provided, however, that if on or before the thirtieth day itself, SWIFT Notice is received by us, we will release the remaining balance in the Pledged Accounts in accordance with the instructions of the Collection Agent only, and disregard any instructions received from the Pledgor.  If no such instructions are received by us two Business Days before the end of such thirty day period, the Bank (at its discretion) shall send a cashier’s order by registered mail or courier to the last known address of the Pledgor, if no SWIFT Notice was received by us on or before the thirtieth day, or to the Collection Agent, if SWIFT Notice was received by us on or before the thirtieth day.

This acknowledgment is governed by, and shall be construed in accordance with, the laws of Malaysia.

Yours faithfully,

For and on behalf of
Bank of America Malaysia Berhad
By:
Title: